MORTEN BEYER AND AGNEW, INC.
                        8180 Greensboro Drive, Suite 1000
                                McLean, VA 22102




                                         February 11, 1998




CONTINENTAL AIRLINES, INC.
2929 Allen Parkway, Suite 2010
Houston, TX  77019

          Re: PROSPECTUS SUPPLEMENT, DATED FEBRUARY 11, 1998, TO THE PROSPECTUS DATED SEPTEMBER 4, 1997, INCLUDED IN REGISTRATION STATEMENT NO. 333-34545 OF CONTINENTAL AIRLINES, INC.

Ladies and Gentlemen:

          We consent to the use of our reports and to the reference to our name in the text under the headings "Prospectus Supplement Summary--Equipment Notes and the Aircraft," "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft," "Description of the Aircraft and the Appraisals--The Appraisals" and "Experts" in the above-captioned Prospectus Supplement and to the summary contained in the text under such headings of the reports prepared by us with respect to the Aircraft referred to therein.



                                         Sincerely,

                                         MORTON BEYER AND AGNEW, INC.


                                                /S/ BRYSON MONTELEONE
                                         ---------------------------------------
                                         Name:  Bryson Monteleone
                                         Title: Manager - Operations